UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 23, 2005

ICON CASH FLOW PARTNERS, L.P. SERIES D

(Exact Name of Registrant as Specified in Charter)

Delaware	33-40044	13-3602979
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue

New York, New York 10011

(Address of principal executive offices) (Zip Code)

(212) 418-4700

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 23, 2005, the general partner of ICON Cash Flow Partners, L.P. Series D (the “Partnership”) distributed a letter to the limited partners of the Partnership, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter to limited partners dated November 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2005

ICON CASH FLOW PARTNERS, L.P. SERIES D
By: ICON CAPITAL CORP., its General Partner
By: /s/ Thomas W. Martin
Thomas W. Martin
Executive Vice President

Exhibit 99.1

November 23, 2005

Re: ICON Cash Flow Partners, L.P. Series D (“Fund D”)

Dear Investor:

As you are aware, Fund D has been in its late stages of liquidation for some time. As previously reported, Fund D sold its aircraft earlier this month, has no remaining assets and will not make any further distributions to limited partners. Accordingly, a certificate of cancellation terminating the partnership’s legal existence was filed on November 22, 2005. In addition, Fund D’s reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K, 10-Q and 8-K) will cease on or about November 28, 2005.

Investors will receive their final Form K-1s for the year ended December 31, 2005 sometime in February 2006.

We would like to take this opportunity to thank you for your investment in ICON Fund D. Should you have any questions, please contact our Investor Relations Department at (800) 343-3736 x140.

ICON Capital Corp.	150 Grossman Drive	Braintree, MA 02184